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                                                                   Exhibit 10.51




                                                         November 16, 1999




Steven Roth
c/o Vornado Realty Trust
Park 80 West, Plaza II
Saddle Brook, N.J.  07663


Dear Mr. Roth:

This is to confirm our agreement that during the time of your employment with Vornado Realty Trust (the "Company"), the Company hereby will disburse to you, upon your written request, one or more loans (the "Loans") in an aggregate amount up to FIFTEEN MILLION ($15,000,000). Each of such loans shall be on a revolving principal basis subject to the following terms and conditions:

         a) each loan must be in an amount of at least FIVE HUNDRED THOUSAND ($500,000);

         b) the loan shall be full recourse to you;

         c) The principal amount of each loan shall be due and payable upon the sixth anniversary of the loan's date of disbursement;

         d) each loan shall be subject to interest at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date the loan is made;

         e) interest on each loan shall be payable quarterly as set forth under
Section 2 of the First Amended and Restated Promissory Note dated November 16, 1999 (the "Amended and Restated Promissory Note") enclosed herewith;

         f) the agreements evidencing such loans shall contain such additional terms and conditions as are reasonably acceptable to you in good faith.

         The Loans granted pursuant hereto will be secured in accordance with
Section 4 of the Amended and Restated Promissory Note.




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         This letter, the Stock Pledge Agreement dated December 29, 1992, the
Amended and Restated Promissory Note and the other security or supporting documents executed in conjunction therewith (collectively, the "Loan Documents"), constitute the entire agreement between you and the Company with respect to the subject matter hereof. You acknowledge that all understandings, oral representations and agreements had between you and the Company are merged and contained in the Loan Documents.

         Kindly confirm your agreement to the terms of this letter and by signing the copy enclosed herewith and returning it to us.


                                          Very truly yours,



                                          VORNADO REALTY TRUST



                                          By: /s/ Irwin Goldberg
                                              ----------------------
                                              Name:  Irwin Goldberg
                                              Title: Vice President,
                                                     Chief Financial
                                                       Officer


AGREED AND ACCEPTED:



/s/ Steven Roth
---------------
Steven Roth